EXHIBIT 10.66

Summary of Executive Salary and Bonus Arrangements

The table below summarizes the current annual salary and bonus arrangements we have with each of our executive officers, and provides information regarding salary and bonus amounts earned by each of our executive officers in 2004. All of the compensation arrangements we have with our executive officers, including with respect to annual salaries and bonuses, are reviewed and may be modified from time to time by the Compensation Committee of our Board of Directors. The Compensation Committee approved the annual salary and bonus arrangements noted in the table below.

We generally pay bonuses, if any, to our executive officers on a quarterly basis. On February 9, 2005, the Compensation Committee adopted an executive bonus plan effective beginning January 1, 2005, a description of which is filed as Exhibit 10.68 to the accompanying Annual Report on Form 10-K. In addition to the bonus arrangements noted in the table below, all of our executive officers are eligible for discretionary bonuses as determined from time to time by the Compensation Committee.

We have written or oral employment arrangements with each of our executive officers, and a copy of each such employment arrangement is filed as an exhibit to the accompanying Annual Report on Form 10-K. The non-salary and bonus components of our compensation arrangements with our executive officers, including with respect to severance, option grants and other benefits, are described in those respective agreements.

Executive Officer	Salary	Bonus
Frank F. Khulusi Chairman, President and Chief Executive Officer	2005: $800,000 2004: $645,384(2)	2005: (1) 2004: $136,907
Theodore R. Sanders Chief Financial Officer	2005: $300,000 2004: $250,349(3)	2005: (1) 2004: $43,234
Daniel J. DeVries Executive Vice President—Marketing	2005: $257,500 2004: $257,500	2005: (1) 2004: $16,525
Kristin M. Rogers Executive Vice President—Enterprise Sales	2005: $257,500 2004: $257,500	2005: (1) 2004: $50,884
Robert I. Newton General Counsel	2005: $250,000 2004: $143,269(5)	2005: (4) 2004: $35,134

(1)

Messrs. Khulusi, Sanders and DeVries and Ms. Rogers are eligible to participate in our executive bonus plan, pursuant to which a bonus pool is determined based upon the achievement of specified quantitative criteria and allocated in the discretion of the Compensation Committee.

(2)	Mr. Khulusi’s annual base salary was changed, effective October 28, 2004, from $600,000 to $800,000.
(3)	Mr. Sanders’ annual base salary was changed, effective August 2, 2004, from $242,050 to $257,500, and is presently $300,000.
(4)	Mr. Newton is eligible for an annual bonus of up to $50,000, as well as for discretionary bonuses as determined from time to time by the Compensation Committee.
(5)	Mr. Newton commenced employment with us on June 8, 2004.